Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-183491, 333-173208, 333-176110 and 333-176111) on Form S-8 and Registration Statements (Nos. 333-178584 and 333-171998) on Form S-3 of our report dated March 11, 2013, relating to our audits of the consolidated financial statements of InVivo Therapeutics Holdings Corp. appearing in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 11, 2013